Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of MRV Communications, Inc. pertaining to the Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan of our report dated February 5, 2003, with respect to the financial statements of MRV Communications, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
July 11, 2003